EXHIBIT 5.2

[LETTERHEAD OF HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.]

January 30, 2008

Constellation Energy Partners LLC
111 Market Place
Baltimore, Maryland 21202

Ladies and Gentlemen:

We have acted as special Oklahoma counsel to Northeast Shelf Energy, L.L.C., an Oklahoma limited liability company (“Northeast Shelf”), and Mid-Continent Oilfield Supply, L.L.C., an Oklahoma limited liability company (“MCOS”, and together with Northeast Shelf, the “Oklahoma Guarantors”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 30, 2008. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectuses contained therein (collectively, the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) common units representing limited liability company interests in Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), by the Company (the “Primary Common Units”), (ii) debt securities, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”), by the Company, (iii) guarantees with respect to the Debt Securities (the “Guarantees”) by some or all of the guarantors listed in the Registration Statement, including the Oklahoma Guarantors and (iv) up to 5,918,894 common units representing Class B limited liability company interests in the Company (the "Secondary Common Units") by the selling unitholder named in the Prospectus. The Primary Common Units, the Debt Securities and the Guarantees are referred to herein collectively as the “Securities.” The Registration Statement provides that the aggregate initial public offering price of the Securities will not exceed $1,000,000,000. The Securities and the Secondary Common Units will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the Prospectus Supplements. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

The Debt Securities will be issued pursuant to either (i) an indenture governing senior debt securities, in the form filed as Exhibit 4.1 to the Registration Statement, between the Company and the trustee (the “Senior Indenture”), or (ii) an indenture governing subordinated debt securities, in the form filed as Exhibit 4.2 to the Registration Statement, between the Company and the trustee (the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures”). The Guarantees, if any, with respect to any series of Debt Securities issued under either of the Indentures, will be issued under such Indenture, as amended and supplemented by a supplemental indenture thereto, among the Company, each guarantor providing a Guarantee of the Debt Securities of such series, and the trustee under such Indenture.

Constellation Energy Partners LLC
January 30, 2008

A. Examined Documents

In connection with this opinion letter, we have examined copies of the following:

1. the Articles of Organization and Amended and Restated Operating Agreement of Northeast Shelf, in each case as amended to date; and

2. the Articles of Organization and Amended and Restated Operating Agreement of MCOS, in each case as amended to date;

3. the Registration Statement;

4. the Prospectus;

5. the forms of the Indentures filed as Exhibits 4.1 and 4.2 to the Registration Statement; and

6. the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Oklahoma Guarantors and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

B. Scope of Examination, General Bases and Assumptions for Legal Opinions

1. In rendering the opinions expressed below, we have assumed and have not verified (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all the documents supplied to us as originals, and (d) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

2. In conducting our examination of documents executed and to be executed by parties other than the Oklahoma Guarantors, we have assumed that such parties had and will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute contractual obligations, such documents constitute valid and binding obligations of such parties.

3. In accordance with the general policies of this law firm in rendering legal opinions, we have assumed for the purposes of the opinions expressed below that no fraud exists with respect to any of the matters relevant to such opinions, and nothing has come to our attention that has caused us to believe that there exists any fraud which would render invalid the opinions expressed below.

Constellation Energy Partners LLC
January 30, 2008

4. Except to the extent necessary to render the opinions herein, we have not made any independent review or investigation of the organization, existence, assets, business or affairs of the Oklahoma Guarantors.

5. In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(a) the Articles of Organization and Amended and Restated Operating Agreement of Northeast Shelf and the Articles of Organization and Amended and Restated Operating Agreement of MCOS, each as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein; and

(b) any supplemental indenture to either of the Indentures and any resolution of the managers with the approval of the members of each of the Oklahoma Guarantors and/or any officers’ certificate executed and delivered by each of the Oklahoma Guarantors pursuant to such Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the managers with the approval of the members and/or officers’ certificate of each of the Oklahoma Guarantors.

6. In rendering the opinions expressed below with respect to the Securities, we have assumed that each of the Oklahoma Guarantors is validly existing and in good standing and there will be no material change in such status with respect to the Oklahoma Guarantors.

C. Legal Opinions

Based upon the foregoing and subject to the assumptions set forth above and the qualifications and exceptions and assumptions set forth hereafter, we are of the opinion that:

1. With respect to the Guarantees of any series of Debt Securities to be issued by the Oklahoma Guarantors under either of the Indentures, when (a) the Company and the Oklahoma Guarantors have taken all necessary limited liability company action to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which the Oklahoma Guarantors agree to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the Company, the Oklahoma Guarantors and the trustee under such Indenture, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act, (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of managers of the Company and the managers, with the approval of the members, of each of the Oklahoma Guarantors, and (e) upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the Oklahoma Guarantors.

Constellation Energy Partners LLC
January 30, 2008

D. Qualifications and Exceptions for Legal Opinions

1. Our opinion in paragraph 1 above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

2. Our opinion in paragraph 1 above is limited insofar as enforceability may be affected by applicable statutes of limitation.

3. We express no opinion as to matters of usury including lack of enforceability as a consequence thereof, including any usury savings clause; provided, if the laws of the State of Oklahoma were to apply to the legality of principal, interest and other amounts to be paid pursuant to the terms of the Indentures or Guarantees, the payment of such amounts would not be usurious under the laws of the State of Oklahoma if the loan finance charge does not and will not exceed an annual percentage rate of 45%, calculated according to the actuarial method (as used herein, “loan finance charge” includes charges payable directly or indirectly by an obligor and imposed directly or indirectly in accordance with the debt instruments as an incident to the extension of credit, however denominated, including, without limitation, all commitment fees, organization fees, and prepayment fees).

4. We do not express any opinion herein concerning any laws other than the laws of the State of Oklahoma, and when expressly so stated, the laws of the United States of America. For these purposes, the laws of the State of Oklahoma shall not be deemed to include laws of the United States of America applicable within the State of Oklahoma (except where expressly so stated).

5. This opinion is rendered as of the date hereof and based solely upon compilations of the applicable laws as were available to the public on the date hereof. We assume no obligations to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

6. Our opinions also shall not be deemed to cover, and shall be subject to the effect of, applicable federal securities and state securities laws, including, without limitation, the (a) Securities Act, (b) Securities Exchange Act of 1934, as amended, (c) Public Utilities Holding Company Act of 1935, as amended, (d) Investment Company Act of 1940, as amended, and (e) Oklahoma “Blue Sky” laws, as amended.

Constellation Energy Partners LLC
January 30, 2008

Andrews Kurth LLP is entitled to rely on our opinion in connection with its opinion to you dated the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,
/s/ Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.